Exhibit 99.23

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST REPORTS FIRST QUARTER RESULTS AND
SIGNIFICANT INVESTMENT PIPELINE

DALLAS — (May 6, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT), a hotel real estate investment trust focused exclusively on the hospitality industry, today reported results for the first quarter ended March 31, 2004. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

SUMMARY

•	$384 million of closed or committed investments out of an estimated $500 to $550 million in buying power

•	First quarter closed or announced $148.4 million in direct hotel investments and loans

•	Amount of leverage approximates 33% of total investment

•	Additional properties under conditional contracts or letters of intent, together with mezzanine loans in the Company’s underwriting process aggregate in excess of $200 million

HIGHLIGHTS
Direct Hotel Acquisitions

•	Acquired and agreed to acquire assets in first quarter of $86.8 million, including planned capital improvements

•	Completed acquisition in April for $23.1 million

•	Including announced transactions, current portfolio expands to 19 hotels totaling 3,104 rooms from six hotels at IPO

•	Current hotel portfolio closed or announced totals $312 million

Mezzanine Loans and First Mortgage Participations

•	Originated one mezzanine loan for a total of $15 million in first quarter

•	Acquired two mezzanine loans and one subordinate first mortgage in first quarter for a total of $47 million

•	Current hotel loan portfolio totals $72 million, $61.6 million of which closed in first quarter

•	Weighted average unleveraged yield of financing portfolio stands at 11.5%

Reporting Basis
The financial results presented below and in the accompanying financial tables include the results of the Company for the first quarter ended March 31, 2004, and the results of the Predecessor for the first quarter ended March 31, 2003.

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14180 Dallas Parkway, 9th Floor, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces First Quarter Results

May 6, 2004

Financial Results – First Quarter
 Total revenue for the first quarter ended March 31, 2004, increased 126.3% to $19,312,000 from $8,533,000 for the Predecessor’s first quarter ended March 31, 2003, primarily as a result of the acquisition of a total of 10 properties since October 2003, interest income from five notes receivable and asset management fees related to eight properties. The Company reported net income of $554,000, or $0.02 per diluted share, compared with the Predecessor’s net loss of $816,000. Funds from operations (FFO, as defined by NAREIT) was $2,435,000, or $0.08 per diluted share, compared with $299,000 for the Predecessor. EBITDA, which represents Earnings before Interest (except for interest related to our mezzanine loans), Income Taxes, Depreciation, and Amortization, and excludes the portion of these items attributable to minority interest, increased 78.9% to $3,209,000 compared with $1,794,000 for the Predecessor.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission rules. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO nor EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes both FFO and EBITDA to be key measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

Operating Results – Direct Hotel Investments
 RevPAR for the Company’s hotels for the first quarter of 2004 increased 2.2% to $72.24 from $70.70 due to a 21-basis point increase in occupancy to 69.75% and a 1.9% increase in ADR to $103.57. This RevPAR increase is attributable to a 4.7% increase for the six contributed assets versus a 35 basis points increase for the acquired hotels on a pro forma basis.

Balance Sheet and Financing Strategy
 As of March 31, 2004, the Company had approximately $93.6 million of variable-rate debt outstanding at a weighted average interest rate of 4.67% and approximately $6.4 million of fixed-rate debt outstanding at an interest rate of 7.08%. The Company’s $60 million credit facility currently has $10.2 million of availability, which is augmented by $37.1 million in cash, as well as additional borrowing capacity on the Company’s unencumbered assets. The Company is currently pursuing the expansion of the credit facility by $15 million which is consistent with the agreement.

The Company is also under negotiation with two sources for two mezzanine warehouse lines with a total borrowing capacity of approximately $136 million.

In addition, Ashford is in the market seeking long-term, fixed rate debt to finance its current and under contract investment portfolio. It is anticipated that the financing will be a pooled secured facility, which should provide additional liquidity for future investments.

Monty Bennett, President and CEO, commented, “We have been very proactive in managing our use of the debt capital markets. As we said at our IPO, we would borrow debt proceeds to fund future growth once we invested our equity. We have fully embarked on our financing campaign to leverage our direct hotel and mezzanine investments at what we see to be an opportune time in the capital markets. We’ve focused on obtaining the most competitive terms and structural flexibility for these financings.”

First Quarter Investment Activity
 On January 23, 2004, the Company acquired a $15 million subordinated first-mortgage loan receivable related to the 1,225-room Adam’s Mark Hotel in Denver, Colorado. The loan bears interest at 900 basis points over LIBOR, matures in February 2006, and provides for three one-year extension options subject to certain conditions.

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AHT Announces First Quarter Results

May 6, 2004

On March 4, 2004, the Company acquired a $25 million mezzanine loan receivable secured by 17 hotel properties totaling 5,354 rooms. The mezzanine loan bears interest at 870 basis points over LIBOR with a 2.5% LIBOR floor, matures in July 2005, and provides for three one-year extension options subject to certain conditions.

On March 16, 2004, the Company announced a definitive agreement to acquire the 187-room Sheraton Bucks County and adjacent office building complex near Philadelphia, Pennsylvania, for approximately $16.7 million in cash. As of the announcement of the transaction, the purchase price equated to a trailing 12-month EBITDA multiple of 7.6x including the office building and an EBITDA multiple of 6.5x after the planned sale of the office building. The acquisition is expected to close in June 2004. Ashford intends to invest approximately $5.65 million in renovating the asset with completion expected in the next 12 months.

On March 19, 2004, the Company originated a $15 million mezzanine loan receivable related to the 273-suite Embassy Suites Logan Airport in Boston, Massachusetts. The mezzanine loan bears interest at 1,025 basis points over LIBOR with a 1.75% LIBOR floor, matures in April 2007, and provides for two one-year extension options subject to certain conditions.

On March 24, 2004, the Company reached a definitive agreement to acquire the 133-suite SpringHill Suites at Baltimore Washington International Airport for total consideration of $15.9 million. The purchase price, as of the announcement, equated to a 10.3x trailing twelve month EBITDA multiple. The acquisition is expected to close in May 2004. The purchase price includes approximately $9.1 million in cash and approximately $6.8 million in non-recourse debt that bears interest at 350 basis points over the 30-day yield on Commercial Paper based upon a 20-year amortization schedule. The loan matures in April 2011, can be prepaid subject to declining premiums and provides a one-time option to borrow additional funds subject to certain conditions.

On March 24, 2004, the Company acquired a $6.6 million mezzanine loan receivable related to the 231-suite Northland Inn and Executive Conference Center in Brooklyn Park, Minnesota. The mezzanine loan bears interest at 1,000 basis points over LIBOR with a 2% LIBOR floor and matures in January 2006. At maturity, an additional interest payment will be due to reflect an accrual rate that is the greater of 15% or LIBOR plus 1300 basis points.

On March 24, 2004, the Company completed the previously announced acquisition of the 210-room Residence Inn in Lake Buena Vista, Florida, for approximately $25.3 million in cash. As of the announcement, the purchase price equated to a 9.7x trailing twelve month EBITDA multiple.

Regarding the first quarter, Mr. Bennett stated, “The first quarter was our most active quarter to date in terms of acquisition and investment activity. For the most part, our core properties were already operating at a higher occupancy level than the national average and several of the newly acquired properties have not yet had time to benefit from new management, and are experiencing some impact from renovation activity. The more important statistic is that we were able to increase hotel operating income, on a pro-forma basis, by 6% for same property comparison from a year ago. With a continued focus on improving the operations of our newly acquired properties, we expect this trend of hotel operating income growth to compliment the new acquisition and investment opportunities we are pursuing.”

Mr. Bennett further commented, “Our target to fully invest the capital raised on the initial public offering was within the first twelve months. We continue to see a strong deal flow from sellers, brokers, borrowers

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AHT Announces First Quarter Results

May 6, 2004

and lenders are alike. The quality of acquisition and lending opportunities has not diminished either. We are completing all transactions consistent with our investment criteria with diversification by brand, segment, geography and level of stabilization. While the mezzanine origination and note purchase program has exceeded our expectations so far, we expect the majority of our investments for the near term to remain direct hotel investments.”

Subsequent Investment Activity
 On April 2, 2004, the Company completed the acquisition of the Sea Turtle Inn in Atlantic Beach, Florida, for total consideration of $23,050,000, consisting of $6,275,000 in cash, approximately $15.7 million in assumed mortgage debt, and 106,675 limited partnership units valued at approximately $1,075,000, or $10.06 per unit. The purchase price, at the time of the announcement, equated to a 10.1x trailing twelve month EBITDA multiple.

Investment Pipeline
 In addition to the $384 million of completed and committed investments, the Company is currently engaged in discussion or negotiations with several hotel owners and borrowers, most of which are evidenced through conditional contracts or letters of intent, with respect to possible acquisition or financing transactions exceeding $200 million. In the aggregate, if all of such proposed transactions meet the Company’s criteria and are closed, the combined purchase price equates to a blended EBITDA multiple on a trailing 12 month basis consistent with the Company’s prior transactions. However, for a limited number of these transactions, the trailing twelve month EBITDA is slightly less where significant growth is anticipated.

The consummation of any potential acquisition or financing transaction described above, including transactions under the conditional contracts or letters of intent which the Company has entered into, are subject to various significant conditions, including, but not limited to, the Company’s approval of the underwriting of any property to be acquired or financed, completion of due diligence, negotiation of terms for specific properties and execution of definitive agreements, if under letters of intent. Accordingly, there can be no assurance that any such potential transactions will be completed, or, if completed, what the terms or timing of any such transactions will be.

First Quarter 2004 Dividend
 On March 15, 2004, the Company declared its first dividend of $0.06 per fully diluted share to shareholders of record as of March 31, 2004. The dividend was paid on April 15, 2004, three months earlier than the Company had originally anticipated.

Conclusion
Mr. Bennett concluded, “The Travel Industry Association of America’s Spring 2004 travel forecast is bullish, predicting Americans will take 270.2 million trips during March, April and May, an increase of 3.3% over last year. The forecast calls for the strongest spring travel season since the spring of 2001. TIA predicts 2004 leisure travel will show a positive growth of 3.1% over last spring, the highest volume in five years. On the business side, TIA forecasts a 5% hike in business and convention travel volume this spring compared with last year. American business travelers plan on taking nearly 45 million trips, going more than 50 miles, the highest number since spring of 2001.

“These strong demand statistics are combined with recent low supply data to establish a favorable macro economic balance. Lodging Econometrics forecasts new supply of 1.2% for ‘04 and 1.3% of ‘05, which are well below historical averages. Our diversified investment strategy positions us, we believe, as the premier capital provider to the lodging industry.”

Investor Conference Call and Simulcast
 Ashford Hospitality Trust, Inc. will conduct a conference call at 3:00 p.m. eastern time on May 6, 2004, to discuss the first quarter results. The number to call for this interactive teleconference is 913-981-5522. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the pass code: 515439.

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AHT Announces First Quarter Results

May 6, 2004

The Company will also provide an online simulcast and rebroadcast of its first quarter 2004 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as www.firstcallevents.com/service/ajwz405951813gf12.html on May 6, 2004, beginning at 3:00 p.m. EST. The online replay will follow shortly after the call and continue through June 6, 2004.

* * * * *

Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans, and sale-leaseback transactions. Additional information can be found on the Company’s website at www.ahtreit.com

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-11, as amended (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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AHT Announces First Quarter Results

May 6, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	The Company	The Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2004	March 31, 2003
REVENUE
Rooms	$15,460,509	$6,978,893
Food and beverage	2,110,885	1,322,097
Other	576,072	231,766

Total hotel revenue	18,147,466	8,532,756
Interest income from notes receivable	844,461	—
Asset management fees from related parties	319,695	—

Total Revenue	19,311,622	8,532,756
EXPENSES
Hotel operating expenses
Rooms	3,546,217	1,636,661
Food and beverage	1,538,193	1,042,455
Other direct	356,456	171,435
Indirect	6,386,027	3,009,456
Management fees	580,731	256,006

Total hotel expenses	12,407,624	6,116,013
Property taxes, insurance, and other	1,186,870	623,196
Depreciation and amortization	1,762,065	1,115,000
Corporate general and administrative:
Stock-based compensation	595,699	—
Other corporate and administrative	1,912,516	—

Total Operating Expenses	17,864,774	7,854,209

OPERATING INCOME	1,446,848	678,547
Interest income	92,240	8,398
Interest expense	(862,913)	(1,503,198)

INCOME (LOSS) BEFORE MINORITY INTEREST	676,175	(816,253)
Provision for income taxes	—	—
Minority interest	(121,797)	—

NET INCOME (LOSS)	$554,378	$(816,253)

Net Income Per Share:
Basic	$0.02

Fully diluted	$0.02

Weighted Average Shares Outstanding:
Basic	25,024,246

Fully diluted	30,868,256

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AHT Announces First Quarter Results

May 6, 2004

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2004	2003
ASSETS
Investment in hotel properties, net	$198,958,220	$173,723,998
Cash and cash equivalents	37,081,577	76,254,052
Restricted cash	1,910,032	1,373,591
Accounts receivable, net of allowance of $16,468 and $19,408, respectively	2,766,541	1,534,843
Inventories	260,748	262,619
Notes receivable	71,626,689	10,000,000
Deferred costs, net	4,198,314	2,386,937
Prepaid expenses	1,432,613	1,577,628
Other assets	2,713,745	550,636
Due from affiliates	234,037	218,113

Total assets	$321,182,516	$267,882,417

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$99,976,121	$50,201,779
Capital leases payable	417,880	456,869
Accounts payable	3,914,778	2,127,611
Accrued expenses	4,643,003	4,572,594
Dividends payable	1,887,502	—
Deferred income	224,329	—
Due to affiliates	795,610	584,643

Total liabilities	111,859,223	57,943,496
Minority interest	37,428,995	37,646,673
Commitments and contingencies
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 25,800,447 and 25,730,047 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	258,004	257,300
Additional paid-in capital	179,958,827	179,226,668
Unearned compensation	(5,701,565)	(5,564,401)
Accumulated deficit	(2,620,968)	(1,627,319)

Total owners’ equity	171,894,298	172,292,248

Total liabilities and owners’ equity	$321,182,516	$267,882,417

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AHT Announces First Quarter Results

May 6, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
KEY PERFORMANCE INDICATORS

	The Company	The Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2004	March 31, 2003
Consolidated (Pro Forma)
Hotel Revenues	$17,026,258	$16,480,891
Rev Par	$72.24	$70.70
Occupancy	69.75%	69.54%
ADR	$103.57	$101.67

NOTE: The above pro forma table assumes the ten hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

Comparative Hotels (Actual)
Hotel Revenues	$7,384,571	$6,978,893
Rev Par	$74.18	$70.88
Occupancy	65.65%	66.01%
ADR	$112.99	$107.38

NOTE: The above table relates only to the six hotel properties that the Company owned throughout the entire comparative three-month periods presented.

Newly-Acquired Hotels (Pro Forma)
Hotel Revenues	$9,641,687	$9,501,998
Rev Par	$70.82	$70.57
Occupancy	72.75%	72.13%
ADR	$97.35	$97.85

NOTE: The above pro forma table relates to the ten hotel properties acquired since the Company’s formation in August 2003.

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
FFO
(Unaudited)

	The Company	The Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2004	March 31, 2003
NET INCOME (LOSS)	$554,378	$(816,253)
Plus real estate depreciation and amortization	1,759,218	1,115,000
Plus minority interest	121,797	—

Gross FFO	$2,435,393	$298,747

Fully diluted weighted average shares outstanding	30,868,256	NA

FFO per fully diluted share	$0.08	NA

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AHT Announces First Quarter Results

May 6, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
EBITDA
(Unaudited)

	The Company	The Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2004	March 31, 2003
NET INCOME (LOSS)	$554,378	$(816,253)
Add back:
Interest income	(92,240)	(8,398)
Interest expense	862,913	1,503,198
Minority interest	121,797	—
Depreciation and amortization	1,762,065	1,115,000
Provision for income taxes	—	—

	2,654,535	2,609,800

Gross EBITDA	$3,208,913	$1,793,547

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AHT Announces First Quarter Results

May 6, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
HOTEL OPERATING INCOME
(Unaudited)

	The Company	The Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2004	March 31, 2003
	(Pro Forma)	(Pro Forma)
REVENUE
Rooms	$17,026,258	$16,480,891
Food and beverage	2,110,885	2,069,351
Other	610,309	619,548

Total hotel revenue	19,747,452	19,169,790
EXPENSES
Hotel operating expenses
Rooms	3,839,819	3,730,963
Food and beverage	1,538,193	1,718,523
Other direct	364,220	352,137
Indirect	6,752,550	6,451,372
Management fees	658,040	579,582

Total hotel operating expenses	13,152,822	12,832,577
Property taxes, insurance, and other	1,238,479	1,284,938

HOTEL OPERATING INCOME	$5,356,151	$5,052,275

NOTE: The above pro forma table assumes the ten hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

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